Exhibit-5.1





                       FROHLING, HUDAK & PELLEGRINO, LLC
                               COUNSELLORS AT LAW





425 EAGLE ROCK AVENUE                                        P.O. BOX 926
      SUITE 200                                            NEWARK, NJ 07101
  ROSELAND, NJ 07068                                        (973) 622-2800
   (973) 226-4600
  FAX (973) 226-0969
                                                           Please Reply to:
                                                           [X]   Roseland
                                                           [ ]   Newark



                                February 16, 2000

 The Tirex Corporation
 3828 St. Patrick
 Montreal, PQ
 Canada H4E 1A4

 Ladies and Gentlemen:

         You have requested our opinion as U.S. Securities Counsel for The Tirex Corporation Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the registration of an aggregate of three million, one hundred sixty one thousand, five hundred twenty six (3,161,526) shares of Common Stock of the Company (the "Shares"), $.001 par
value, per share, issued pursuant to various Employment and Consulting Agreements (the "Agreements") between the Company and the Employees and Consultants.

         We have examined the Company's Registration Statement on Form S-8 in the form to be filed with the Securities and Exchange Commission on or about February 18, 2000 (the "Registration Statement"), the Agreements, the Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware, the Bylaws and the minute books of the Company as a basis for the opinion hereafter expressed.

         Based on the foregoing examination, it is our opinion, and we so advise, that upon issuance and sale in the manner described in the Registration Statement and the exhibits thereto, the Shares will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,

                               /s/ FROHLING, HUDAK & PELLEGRINO, LLC
                               -------------------------------------------------
                                   Frohling, Hudak & Pellegrino, LLC